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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 30, 1999


                           BIRMAN MANAGED CARE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


           DELAWARE                       333-11957                        82-1584092
           --------                       ---------                        ----------
(STATE OR OTHER JURISDICTION      (COMMISSION FILE NUMBER)      (IRS EMPLOYER IDENTIFICATION NO.)
     OF INCORPORATION


1025 HIGHWAY 111 SOUTH, COOKVILLE, TENNESSEE                             38501
--------------------------------------------                          ----------
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                              (ZIP CODE)



       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (931) 372-7800


                                 NOT APPLICABLE
                                 --------------
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

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Item 5 - Other Events

Birman Managed Care, Inc., (Nasdaq SmallCap "BMACD"), a Delaware corporation, expects to report financial results for the fourth quarter of its fiscal year ended June 30, 1999 which will include operating losses in excess of losses previously anticipated. The Company made significant progress toward operating at a breakeven level in April and May but, due to a combination of hospital consulting contract cancellations, delays in commencing new engagements, and an unexpected announcement by the Office of Inspector General of the Department of Health and Human Services effectively precluding the implementation of physician "gain sharing" programs, the company expects to report a loss (unaudited) for the fourth quarter of approximately $538,000. Of this amount, approximately $150,000 resulted from additional one-time charges for such items as discontinued projects and professional fees related to previously reported matters. Management expects to implement further reductions and expense controls in light of these results.

The information preceded by the words, "the company expects," or words similar thereto, are "forward looking statements" as defined in the Private Securities Litigation Reform Act of 1995.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        BIRMAN MANAGED CARE, INC.

July 30, 1999                           /s/ DAVID N. BIRMAN
                                        -----------------------------------
                                        David N. Birman
                                        Chairman of the Board, President and
                                        Chief Executive Officer

July 30, 1999                           /s/ SUE D. BIRMAN
                                        -----------------------------------
                                        Sue D. Birman
                                        Executive Vice President
                                        (Principal Accounting Officer)